Exhibit 99.1

LEAFLY AND MERIDA MERGER CORP. I ANNOUNCE CLOSING OF BUSINESS COMBINATION

Leafly’s common stock to begin trading on NASDAQ on Monday, February 7, 2022, with ticker symbol LFLY

Transaction strengthens Leafly’s position as a leading online cannabis discovery marketplace

SEATTLE, WA and NEW YORK, NY, February 4, 2022 – Leafly Holdings Inc. (“Leafly” or the “Company”), a leading online cannabis discovery marketplace and resource for cannabis consumers, and Merida Merger Corp. I (NASDAQ: MCMJ) (“Merida”), a special purpose acquisition company sponsored by Merida Capital Holdings, today announced the closing of their previously announced business combination. In connection with the closing, Merida has adopted the Leafly name, and Leafly’s common stock will begin trading on the NASDAQ Stock Market (“NASDAQ”) on February 7, 2022, under the ticker symbol “LFLY.”

Leafly has continued to build momentum, reporting a significant acceleration in year-over-year revenue growth and gross margin, as well as a 40% increase in total ending retail accounts, in the third quarter of 2021.

Since announcing the proposed combination with Merida in the summer of 2021, Leafly has introduced new value-driving tools for brands subscribers and enhanced its iPhone and iPad app to enable users to place pickup orders for cannabis products in legal state markets. The Company has also announced a post-combination Board of Directors with wide-ranging expertise and bolstered its executive leadership team with highly experienced hires for Chief Financial Officer, General Counsel, SVP of Sales, and SVP of Engineering.

“Backed by substantial funding, tremendous advancements in cannabis legalization and e-commerce tailwinds, we are relentlessly focused on investing in our technology, talent, and content to execute our growth strategy and create value for all stakeholders,” said Yoko Miyashita, Chief Executive Officer of Leafly. “Becoming a public company is an important milestone for the entire Leafly team and we thank Merida for their continued support and look forward to working with them and future shareholders to achieve new heights.”

Peter Lee, former President of Merida Merger Corp. I who will continue to serve as a member of the board of directors of the combined company, said, “Leafly has long been a critical resource in the cannabis ecosystem. With its three-sided marketplace and unparalleled content library, Leafly makes cannabis understandable and accessible for consumers, retailers, and brands alike – driving an incredible flywheel effect and tremendous brand loyalty across the country. Now, with an experienced management team and substantial funding, Leafly is poised to take the next step in its journey, and we are excited to continue to play a role.”

Advisors

Oppenheimer & Co. served as exclusive financial advisor to Leafly. Weil, Gotshal & Manges LLP served as legal advisor to Leafly. EarlyBirdCapital, Inc. served as financial advisor to Merida. Cowen, Craig-Hallum Capital Group LLC, JMP Securities, LLC, and The Benchmark Company, LLC served as capital markets advisors to Merida. Cowen also served as a financial advisor on the previously announced $30 million convertible note financing led by Cohanzick Management LLC. Graubard Miller served as legal advisor to Merida.

About Leafly

Leafly helps millions of people discover cannabis each year. Our powerful tools help shoppers make informed purchasing decisions and empower cannabis businesses to attract and retain loyal customers through advertising and technology services. Learn more at Leafly.com or download the Leafly mobile app through Apple’s App Store or Google Play.

About Merida Merger Corp. I

Merida Merger Corp. I was a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risks and uncertainties described in the “Risk Factors” section of the final proxy statement/prospectus/consent solicitation statement filed by Merida with the SEC on December 10, 2021, the proxy statement/prospectus/consent solicitation supplement filed by Merida with the SEC on December 22, 2021, the proxy statement/prospectus/consent solicitation supplement filed by Merida with the SEC on January 18, 2022 and in the other documents filed by Merida from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Merida assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Merida does not give any assurance that it will achieve its expectations.

Source: Leafly Holdings

Contacts

Media

Laura Morarity

laura.morarity@leafly.com

206-489-8427

Molly Morse / Nick Capuano

Molly.Morse@kekstcnc.com / Nicholas.Capuano@kekstcnc.com

917-603-4142 / 917-842-7859

Investors

Stacie Clements

IR@leafly.com